THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

SECURED PROMISSORY NOTE

No. N-__	Date of Issuance
US $300,000.00	May 30, 2008

FOR VALUE RECEIVED, Podium Technology Limited, a British Virgin Islands corporation (the “Company”), hereby promises to pay _____________________ (the “Lender”), the principal sum of Three Hundred Thousand United States Dollars (US$300,000), together with interest thereon from the date of this Secured Promissory Note (this “Note”). Interest shall accrue at a rate of twelve percent (12%) per annum, compounded annually. This Note is issued further to that certain Note and Warrant Purchase Agreement dated May 30, 2008 by and among the Company, Lender and certain other investors (the “Purchase Agreement”). The principal and accrued interest shall be due and payable by the Company on or before December 31, 2008 (the “Maturity Date”) or earlier upon an Event of Default as that term is define din Section 8.1 of the Purchased Agreement. Capitalized terms used but not defined herein shall have the meanings given to them in the Purchase Agreement.

In the event of a Reverse Merger Withdrawal or if the Reverse Merger does not close on or before the Maturity date, the Company shall also pay to Lender a penalty payment in an amount equal to twenty percent (20%) of the principal amount of this Note. Upon the occurrence of an Event of Default, interest shall accrue on the remaining balance of unpaid principal and interest at the rate set forth herein plus five percent (5%).

This Note is one of a series of Notes issued pursuant to the Purchase Agreement, and capitalized terms not defined herein shall have the meaning set forth in the Purchase Agreement.

1. Payment. All payments shall be made in lawful money of the United States of America at the principal office of the Company, or at such other place as the holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to Costs (as defined below), if any, then to accrued interest due and payable and any remainder applied to principal. Prepayment of principal, together with accrued interest, may not be made without the Lender’s consent. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

2. Security. This Note is secured under that certain Security Agreement (the “Security Agreement”) between the Company and the Lender of even date herewith, attached hereto as Exhibit A. Reference is hereby made to the Security Agreement for a description of the nature and extent of the security for this Note and the rights with respect to such security of the holder of this Note.

3. Usury. It is the intention of the parties hereto to strictly comply with all applicable usury laws. Accordingly, notwithstanding any provisions to the contrary in this Note, or in any of the documents securing payment hereof or otherwise relating hereto, in no event shall this Note or such documents be construed to contract for, charge, or permit a receipt of interest in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged, or received under this Note or under the terms of any of the documents securing payment hereof or otherwise relating hereto, or in the event the maturity of the indebtedness evidenced by this Note is accelerated in whole or in part, or in the event that all or part of the principal or interest of this Note shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged, or received under this Note or under any of the instruments securing payment hereof shall exceed the maximum rate of interest permitted by law, then, in such event (i) neither the Company nor its successors or assigns, or any other party liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in the excess of the maximum permitted by law; and (ii) any such excess shall be deemed a mistake and canceled automatically, and, if theretofore paid, shall, at the option of the holder of this Note, be refunded to the Company or applied as a credit against the then unpaid principal amount hereof, and (iii) the effective rate of interest shall be automatically reduced to the maximum contract rate allowed under such laws as now or hereafter construed by the court of appropriate jurisdiction, and, to the extent permitted by law, determination of the rate of interest shall be made by amortizing, prorating, allocating, and spreading in equal parts during the period of the fully stated term of the loan evidenced hereby all interest at any time contracted for, charged, or received from the Company in connection with the loan evidenced by this Note.

4. Amendments and Waivers; Resolutions of Dispute; Notice. The amendment or waiver of any term of this Note, the resolution of any controversy or claim arising out of or relating to this Note and the provision of notice shall be conducted pursuant to the terms of the Purchase Agreement.

5. Successors and Assigns. This Note applies to, inures to the benefit of, and binds the successors and assigns of the parties hereto; provided, however, that the Company may not assign its obligations under this Note without the written consent of the Majority Note Holders. Any transfer of this Note may be effected only pursuant to the Purchase Agreement and by surrender of this Note to the Company and reissuance of a new note to the transferee. The Lender and any subsequent holder of this Note receives this Note subject to the foregoing terms and conditions, and agrees to comply with the foregoing terms and conditions for the benefit of the Company and any other Lenders.

6. Officers and Directors Not Liable. In no event shall any officer or director of the Company be liable for any amounts due and payable pursuant to this Note.

7. Expenses. The Company hereby agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys’ fees and legal expenses, incurred by the holder of this Note (“Costs”) in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by declaration or otherwise. The Company agrees that any delay on the part of the holder in exercising any rights hereunder will not operate as a waiver of such rights. The holder of this Note shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies, and no waiver of any kind shall be valid unless in writing and signed by the party or parties waiving such rights or remedies.

8. Governing Law. This Note shall be governed by and construed under the laws of the State of California as applied to other instruments made by California residents to be performed entirely within the State of California. Notwithstanding any provision of this Note to the contrary, this Note shall be (to the extent necessary to satisfy the requirements of Section 22062(b)(3)(D) of the California Financial Code) subject to the implied covenant of good faith and fair dealing arising under Section 1655 of the California Civil Code.

9. Approval. The Company hereby represents that its board of directors, in the exercise of its fiduciary duty, has approved the Company’s execution of this Note based upon a reasonable belief that the principal provided hereunder is appropriate for the Company after reasonable inquiry concerning the Company’s financing objectives and financial situation. In addition, the Company hereby represents that it intends to use the principal of this Note primarily for the operations of its business, and not for any personal, family or household purpose.

10. Waiver. THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY OF, UNDER OR IN CONNECTION WITH THIS NOTE, OR THE SECURITY AGREEMENT OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING HERETO OR THERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER ACCEPTING THIS NOTE.

Podium Technology Limited

By:
Name:
Title:	Chief Executive Officer